Investor Contacts: Rusty Cloutier
  President & CEO  or
  Jim McLemore, CFA
  Sr. EVP & CFO
  337.237.8343

MidSouth Bancorp Completes Acquisition of
Beacon Federal Branch in Tyler, Texas

LAFAYETTE, LA., December 2, 2011 /PRNewswire-FirstCall/ -- MidSouth Bancorp, Inc. (“MidSouth”) (NYSE Amex: MSL) announced today that its subsidiary, MidSouth Bank, N.A., has completed its acquisition of the Beacon Federal (“Beacon”) branch in Tyler, Texas. Beacon is a wholly owned savings bank of Beacon Federal Bancorp, Inc. (NASDAQ:  BFED). Over the Dec. 3rd weekend, full conversion of systems, products and services will take place, and the Tyler branch will open Monday, Dec. 5th, as MidSouth Bank.

As part of the transaction, MidSouth Bank acquired $24 million in loans and assumed $80 million in deposits.   “We welcome Beacon Federal customers and employees to MidSouth Bank.  We are excited to acquire a branch in the Tyler market, a market that has a long history associated with the oilfield service industry, a key industry for MidSouth,” said C.R. “Rusty” Cloutier, MidSouth Bank President and CEO.  “This acquisition is another great opportunity for us to meet our goal of expanding our franchise in Texas,” he noted, adding that the bank continues to look for opportunities in Texas where it can provide competitive financial services to customers.

About MidSouth Bancorp, Inc.

MidSouth Bancorp, Inc. is a bank holding company headquartered in Lafayette, Louisiana, with assets of $1.2 billion as of September 30, 2011. Through its wholly owned subsidiary, MidSouth Bank, N.A., MidSouth offers a full range of banking services to commercial and retail customers in Louisiana and Texas. MidSouth Bank has 40 locations in Louisiana and Texas and is connected to a worldwide ATM network that provides customers with access to more than 43,000 surcharge-free ATMs. More corporate information is available at www.midsouthbank.com.

Forward-Looking Statements
Certain statements contained herein are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties.  These statements include, among others, statements regarding expansion efforts and the integration of the acquired branch into MidSouth Bank’s systems.  Actual results may differ materially from the results anticipated in these forward-looking statements.  Factors that might cause such a difference include, among other matters, the timing and impact of future acquisitions, the success or failure of integrating operations, and the ability to capitalize on growth opportunities upon entering new markets;  changes in interest rates and market prices that could affect the net interest margin, asset valuation, and expense levels; changes in local economic and business conditions, including, without limitation, changes related to the oil and gas industries, that could adversely affect customers and their ability to repay borrowings under agreed upon terms, adversely affect the value of the underlying collateral related to their borrowings, and reduce demand for loans; increased competition for deposits and loans which could affect compositions, rates and terms; loss of critical personnel and the challenge of hiring qualified personnel at reasonable compensation levels; legislative and regulatory changes, including changes in banking, securities and tax laws and regulations and their application by our regulators, changes in the scope and cost of FDIC insurance and other coverage; and other factors discussed under the heading “Risk Factors” in MidSouth’s Annual Report on Form 10-K for the year ended December 31, 2010 filed with the SEC on March 16, 2011 and in its other filings with the SEC.  MidSouth does not undertake any obligation to publicly update or revise any of these forward-looking statements, whether to reflect new information, future events or otherwise, except as required by law.